UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

ODYSIGHT.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42497	47-4257143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver RD, Sasson Hugi Tower Ramat Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972 73 370-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ODYS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2026, the Board of Directors of Odysight.ai Inc. (the “Company”), upon the recommendation of its Compensation Committee, approved an award to Ronen Tanami of an option to purchase 40,000 shares of common stock of the Company. The foregoing options were awarded to Mr. Tanami, who was appointed as the Chief Operating Officer on May 13, 2026, pursuant to the Company’s 2024 Stock Incentive Plan and have an exercise price of $5.09 per share. So long as Mr. Tanami continues as a service provider with the Company, the options will vest with respect to one-third of the shares of common stock on the first anniversary of the grant date and, with respect to the balance of the shares of common stock, will vest over two years in eight equal quarterly installments following the first anniversary of the grant date. The options are subject to acceleration of vesting in the event of a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSIGHT.AI INC.

Date: May 21, 2026	By:	/s/ Einav Brenner
	Name:	Einav Brenner
	Title:	Chief Financial Officer